EXHIBIT 99.1

TOR Minerals International to Report Fourth Quarter and Year-End Fiscal 2014 Financial Results

CORPUS CHRISTI, Texas, January 28, 2015 - TOR Minerals International (Nasdaq: TORM), a global producer of high performance, specialty mineral products, including flame retardant and smoke suppressant fillers, engineered fillers and TiO2-color hybrid pigments designed for use in plastics, coatings, paints and catalysts applications, announced today that the company plans to release results for its fourth quarter and year-end fiscal December 31, 2014, after the Market closes on Wednesday, February 25, 2015.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13600322. A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051

Jeff Elliott
Three Part Advisors, LLC
972-423-7070